Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-90840, 333-119850, 333-129421, 333-153852, 333-184158, and 333-249123 on Form S-8 of our reports dated February 21, 2025, relating to the financial statements of Boyd Gaming Corporation (the “Company”) and the effectiveness of the Company’s internal control over financial reporting, appearing in this Annual Report on Form 10-K for the year ended December 31, 2024.

/s/ Deloitte & Touche LLP

Las Vegas, Nevada

February 21, 2025